Exhibit 4.5

150403

BARBARA K. CEGAVSKE
Secretary of State
202 North Carson Street
Carson City, Nevada 89701-4201
(775) 684-5708
Website: www.nvsos.gov

Filed in the office of	Document Number
Barbara K. Cegavske (signature)	**20170343247-03**
Barbara K. Cegavske Secretary of State State of Nevada	Filing Date and Time **08/09/2017 9:46 AM**
	Entity Number **C28190-1999**

Certificate of Withdrawal of Certificate of Designation

(PURSUANT TO NRS 78.1955(6))

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

Certificate of Withdrawal of Certificate of Designation for Nevada Profit Corporations (Pursuant to NRS 78.1955(6))

1. Name of corporation:

VerifyMe, Inc.

2. Following is the resolution by the board of directors authorizing the withdrawal of Certificate of Designation establishing the classes or series of stock:

Resolved, the Company authorizes the withdrawal of the Certificates of Designation for Series C dated 01/27/2016 and D Convertible Preferred Stock dated 12/05/2016.

3. No shares of the class or series of stock being withdrawn are outstanding.

4. Signature: (required)

X [signature]

Signature of Officer

Filing Fee: $175.00

IMPORTANT: Failure to include any of the above information and submit with the proper fees may cause this filing to be rejected.

This form must be accompanied by appropriate fees.

Nevada Secretary of State Withdrawal of Designation
Revised: 1-5-15